Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and David R. Martin, Principal Financial Officer, of The DFA Investment Trust Company, a Delaware statutory trust (the “Registrant”), each certify that:

1.                                       The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David G. Booth
David G. Booth
Principal Executive Officer
The DFA Investment Trust Company

Date:	January 30, 2008

By:	/s/ David R. Martin
David R. Martin
Principal Financial Officer
The DFA Investment Trust Company

Date:	January 30, 2008